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                                                                    EXHIBIT 8.2

                     [BROBECK, PHLEGER & HARRISON LLP LETTERHEAD]


                                    July 29, 1998



Delfin Systems
3000 Patrick Henry Drive
Santa Clara, CA 95054

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with (i) the Agreement and Plan of Reorganization (the "Agreement") dated as of June 30, 1998, among The Titan Corporation, a Delaware corporation ("Titan"), Delsys Merger Corp., a Delaware corporation ("Sub"), and Delfin Systems, a California corporation ("Delfin"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Sub will merge with and into Delfin (the "Merger"), and Delfin will become a wholly owned subsidiary of Titan.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Delfin in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.   The Agreement;

          2.   The Registration Statement; and

          3. Such other instruments and documents related to the formation, organization and operation of Titan, Delfin and Sub and to the consummation of the

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Merger and the other transactions contemplated by the Agreement as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

          B. The Tax Representation Letter of Titan and Sub in the form attached as Exhibit C to the Agreement will be duly executed and delivered on or before the Effective Time;

          C. The Tax Representation Letter of Delfin in the form attached as Exhibit D to the Agreement will be duly executed and delivered on or before the Effective Time;

          D. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law; and

          E. The Merger will be reported by Titan and Delfin on their respective federal income tax returns in a manner consistent with treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the discussion in the prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Approval of the Merger and Related Transactions--Federal Income Tax Matters," insofar as it relates to statements of law or legal conclusions, is correct in all material respects. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement/Prospectus under the heading "Approval of the Merger and Related Transactions--Federal Income Tax Matters."

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                     [BROBECK, PHLEGER & HARRISON LLP LETTERHEAD]


Delfin Systems                                                    July 29, 1998
                                                                         Page 3



          In addition to the assumptions and representations set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          a. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          b. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied (including, without limitation, the Tax Representation Letters of the parties referred to above) are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion is furnished to you solely for use in connection with the Registration Statement and is intended solely for the benefit of Delfin and its shareholders. This opinion may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person, without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of

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the federal income tax consequences of the Merger, including in the Prospectus and any amendments to the Registration Statement.


                                       Very truly yours,

                                       /s/ BROBECK, PHLEGER & HARRISON LLP

                                       BROBECK, PHLEGER & HARRISON LLP